Exhibit 10.1

AMENDMENT TO
TRANSITION AGREEMENT

This instrument, dated as of November 4, 2008 (this “Amendment”), is an amendment to the Transition Agreement (the “Agreement”), dated as of September 27, 2007, between Implant Sciences Corporation (the “Company”) and Dr. Anthony Armini (“Armini”). Capitalized terms used in this Amendment without definition have the same meanings in this Amendment as in the Agreement.

WHEREAS, the Company and Armini have previously entered into the Agreement;

WHEREAS, the Company’s financial condition has deteriorated since the date of the Agreement and the Company wishes to reduce the remaining payments due to Armini under the Agreement;

WHEREAS, Armini wishes to agree to the reduction in the remaining payments proposed by the Company;

WHEREAS, as a founder of the Company and as the holder of a substantial amount of the Company’s capital stock, Armini believes that it is in his best interests that the Company use the amount of the reduced payments for working capital to fund its ongoing operations;  and

WHEREAS, the Company and Armini now desire to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged by both Armini and the Company, the Parties, intending to be legally bound, hereby irrevocably agree as follows:

1.           From and after the date of this Amendment, the second paragraph of Paragraph 1 of the Agreement is hereby amended by inserting, at the end thereof, the following:
“Notwithstanding the foregoing, from and after November 4, 2008, the Company shall compensate Armini at the annual rate of $200,000, less applicable taxes and withholdings, to be paid pursuant to Implant’s normal payroll cycle with a Final Payment of $7,692.30 due upon execution, delivery and non-revocation of the Release of Claims attached hereto as Exhibit A (the “Release”), as further described in Paragraph 4”.

2.           From and after the date of this Amendment, Paragraph 4 of the Agreement shall be amended by deleting therefrom the figure “$9,516.38” and substituting therefor the figure “$7,692.30”.

3.           Except as otherwise amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

4.           This Amendment may be executed in several counterparts, all of which together shall constitute one agreement binding on all Parties hereto notwithstanding that all the Parties have not signed the same counterpart.

5.           This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the Parties have executed this Amendment as a sealed instrument as of the date first above written.

IMPLANT SCIENCES CORPORATION

By: /s/ Phillip C. Thomas______________________
Phillip C. Thomas
President and Chief Executive Officer

ARMINI:

/s/ Anthony Armini_____________________
Anthony Armini